Exhibit 99.1

GoLogiq to Host Investor Call April 20, 2023 at 4:30 ET

Company to Discuss Recent M&A Activity, NYSE Amex Uplist, 2022 Spin-off Share Distribution, and 2023 Outlook

New York, NY, April 13, 2023 (GLOBE NEWSWIRE) – GoLogiq, Inc. (OTC:GOLQ), a U.S.-based global provider of fintech and consumer data analytics, will host an investor call on Thursday, April 20, 2023 at 4:30 Easter time.

Management plans to discuss with investors the company’s recent M&A activity, its plans for a listing on the NYSE American Stock Exchange and its 2023 Outlook.

Date: Thursday, April 20, 2023

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Dial-in number: +1 (929) 205-6099

Meeting ID: 448 292 9875

Passcode: 1234

Join via Zoom: Click here

During the call, management will also provide further details for shareholders who received shares in GoLogiq as the result of GoLogiq’s spin-off from Logiq, Inc. (LGIQ) last year and which are currently restricted from sale due to regulatory requirement as described in yesterday’s update press release.

As described in the update, all restricted shares of GoLogiq issued in the 2022 spin-off distribution are not currently eligible for restriction removal since the company has not yet met all SEC requirements to permit such removal. The company plans to issue another update press release when such eligibility becomes available, as well as provide instructions for how shareholders may obtain the required legal opinion from the company’s counsel for submission to the transfer agent and the removal of the restriction.

The company continues to encourage shareholders to support its plans for the uplisting to NYSE American and the completion of pending acquisitions, both of which require the shares of the company’s stock to be trading at certain levels.

For any questions regarding the upcoming call or the 2022 spinoff share distribution, please contact GoLogiq’s investor relations representatives at CMA by emailing GOLQ@cma.team, calling +1 (949) 432-7566, or by submitting your inquiry here.

About GoLogiq

GoLogiq Inc. is a US-based global provider of fintech and mobile solutions for digital transformation and consumer data analytics. Its software platforms are comprised of CreateApp, a mobile app development and publishing platform for small-to-medium sized businesses; AtozGo™, a ‘hyper-local’ app-based delivery platform; AtozPay™, an eWallet for mobile top-up, e-commerce purchases, bill payment and microfinance; and Radix™, a Big Data analytics platform.

Through the company’s subsidiary, GenFi Financial Group, Inc. and its subsidiaries (GENFI Group), which is a part of its recent acquisition of GammaRey, Inc., GoLogiq provides wealth management, direct-to-consumer lending platforms, mortgage broking, accounting, taxation advice, reporting, structuring, and solutions for individual investors and small-to-medium businesses in Australia.

Through the GENFI Group, the company also offers compliance services under its Australian Financial Services License including advice regarding Managed Investment Schemes (MIS), Self-Managed Superannuation Funds (SMSF) and other ancillary services.

Visit the company at gologiq.com or follow on twitter: $GOLQ and @gologiq.

Important Cautions Reading Forward-Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of United States securities legislation that relate to GoLogiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond GoLogiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, our ability to apply to and meet the listing standards and approvals for Nasdaq, NYSE, or other senior exchange, our ability to successfully locate and consummate any contemplated strategic transactions, our ability to successfully complete a merger or acquisition with Bateau Asset Management Pty Ltd, CPG Research & Advisory Pty Ltd, Nest Egg Investments, Shape Super Australia Pty Ltd., APPLI Pty Ltd, or other entity, any approval of the merger or acquisition with Nest Egg Investments or other entity by the Financial Industry Regulatory Authority (FINRA), any regulatory approval required of Nest Egg Investment’s subsidiary BeyondTrade Securities, Inc.’s pending name change to Nest Egg Securities, Inc., the structure of any such transaction, timing of such transaction, and the valuation of the businesses after completion of any such transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings. The Nest Egg Investment transaction discussed herein is subject to mutual deliveries and other closing conditions, and this transaction has not closed as of the date of this press release. We can provide no assurances of when the Form S-3 as filed with the SEC will be declared effective, if at all, or when the Company will be uplifted to a national exchange, like the NYSE American, if at all.

GoLogiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for GoLogiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

GoLogiq Contact:
Brent Suen
Interim CEO
GoLogiq, Inc.
Email Contact

GoLogiq Investor Relations:
Ron Both
CMA Investor Relations
Tel (949) 432-7566
Email contact

GoLogiq Media & ESG Contact:
Tim Randall
CMA Media Relations
Tel (949) 432-7572
Email contact